As filed with the Securities and Exchange Commission on February 23, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XCEL ENERGY INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-0448030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

414 Nicollet Mall
Minneapolis, Minnesota	55401
(Address of registrant’s principal executive offices)	(Zip code)

Xcel Energy 401(k) Savings Plan

New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for
Bargaining Unit Employees and Former Non-Bargaining Unit Employees

New Century Energies, Inc. Employee Investment Plan for
Bargaining Unit Employees and Former Non-Bargaining Unit Employees
(Full title of the plan)

RICHARD C. KELLY President and Chief Executive Officer Xcel Energy Inc. 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500	DAVID M. SPARBY Vice President and Chief Financial Officer Xcel Energy Inc. 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500
(Names and address, including zip code, and telephone number, including area code, of agents for service)

Copy to:

MICHAEL C. CONNELLY
Vice President and General Counsel
Xcel Energy Inc.
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500
(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Amount to Be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (2)
Common stock, par value $2.50 per share	3,378,000 shares	$23.61	$79,737,690.00	$9,258.00

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)
Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also covers such additional shares of common stock that may become issuable pursuant to the anti-dilution provisions of the employee benefit plans described herein.  This registration statement on Form S-8 is being filed for the purpose of registering an additional (i) 2,145,000 shares of the Registrant’s Common Stock to be issued pursuant to the Xcel Energy 401(k) Savings Plan; (ii) 1,037,000 shares of the Registrant’s Common Stock to be issued pursuant to the New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and (iii) 196,000 shares of the Registrant’s Common Stock to be issued pursuant to the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices per share of the Registrant’s Common Stock as reported on the New York Stock Exchange on February 22, 2011.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by Xcel Energy Inc. (“Xcel Energy”) with the Securities and Exchange Commission are incorporated herein by reference:

(1)	Xcel Energy’s Annual Report on Form 10-K for the year ended December 31, 2009;

(2)	The Plans’ Annual Reports on Form 11-K for the year ended December 31, 2009;

(3)	Xcel Energy’s Quarterly Reports on Form 10-K for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010;

(4)
Xcel Energy’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 31, 2010, April 5, 2010, May 13, 2010, May 19, 2010, May 24, 2010, July 7, 2010, August 3, 2010, August 9, 2010, August 18, 2010, October 20, 2010, November 4, 2010, November 12, 2010, December 1, 2010, December 9, 2010, December 17, 2010, December 20, 2010, December 21, 2010, December 23, 2010, February 9, 2011 and February 15, 2011; and

(5)	The description of Xcel Energy’s common stock contained in Xcel Energy’s Current Report on Form 8-K filed on March 31, 2002.

All documents subsequently filed by Xcel Energy and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents.

Item 4.	Description of Securities

Not applicable

Item 5.	Interests of Named Experts and Counsel

Not applicable

Item 6.	Indemnification of Directors and Officers

Section 302A.521 of the Minnesota Business Corporation Act permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations.  Pursuant to authorization contained in Xcel Energy’s Restated Articles of Incorporation, Article 4 of Xcel Energy’s Bylaws contains provisions for indemnification of Xcel Energy’s directors and officers consistent with the provisions of Section 302A.521 of the Minnesota Business Corporation Act.  Xcel Energy has entered into indemnity agreements with our directors.

Item 7.	Exemption from Registration Claimed

Not applicable

INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF FORM S-8

REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Description

4.01	Xcel Energy 401 (k) Savings Plan (as amended and restated effective Jan. 1, 2002).

4.02
New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (as amended and restated effective Jan. 1, 2002, with certain retroactive amendments).

4.03
New Century Energies, Inc. Employees Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (as amended and restated effective Jan. 1, 2002, with certain retroactive amendments).

5.01	Opinion of Counsel regarding legality of shares

23.01	Consent of Deloitte & Touche LLP

23.02	Consent of Counsel (included in Exhibit 5.01)

24.01	Power of Attorney

The Registrant undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code.

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for the indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 23rd day of February, 2011.

Xcel Energy Inc.

By:	/s/ David M. Sparby
David M. Sparby
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date listed above:

Signature	Title

*	Chairman, Chief Executive Officer,
Richard C. Kelly	and Director (Principal Executive Officer)

/s/ David M. Sparby	Vice President, Chief Financial Officer
David M. Sparby	(Principal Financial Officer)

/s/ Teresa S. Madden	Vice President and Controller
Teresa S. Madden	(Principal Accounting Officer)

*	Director
Fredric W. Corrigan

*	Director
Richard K. Davis

*	Director
Benjamin G.S. Fowke III

*	Director
Albert F. Moreno

*	Director
Christopher J. Policinski

Signature	Title

*	Director
David A. Westerlund

*	Director
Kim Williams

*	Director
Timothy V. Wolf

*	David M. Sparby, by signing his name hereto on the 23rd day of February, 2011, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission on behalf of such persons, all in the capacities and on the dates stated, such persons being a majority of all Directors of the registrant.

By:	/s/ David M. Sparby
David M. Sparby
Attorney-in Fact

The 401(k) Plan

The undersigned is a member of the Committee having the responsibility for the administration of the 401(k) Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on February 23rd, 2011.

XCEL ENERGY 401(K) SAVINGS PLAN

By:	/s/ Teresa S. Madden
Name: Teresa S. Madden
Title: Pension Trust Administration Committee

The Employees’ Savings and Stock Ownership Plan

The undersigned is a member of the Committee having the responsibility for the administration of the Employees’ Savings and Stock Ownership Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Employees’ Savings and Stock Ownership Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on February 23rd, 2011.

NEW CENTURY ENERGIES, INC. EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES

By:	/s/ Teresa S. Madden
Name: Teresa S. Madden
Title: Pension Trust Administration Committee

The Employee Investment Plan

The undersigned is a member of the Committee having the responsibility for the administration of the Employee Investment Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Employee Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on February 23rd, 2011.

NEW CENTURY ENERGIES, INC.
EMPLOYEE INVESTMENT PLAN FOR
BARGAINING UNIT EMPLOYEES AND
FORMER NON-BARGAINING UNIT EMPLOYEES

By:	/s/ Teresa S. Madden
Name: Teresa S. Madden
Title: Pension Trust Administration Committee

EXHIBIT INDEX

Exhibit Number	Description

4.01	Xcel Energy 401 (k) Savings Plan (as amended and restated effective Jan. 1, 2002).

4.02
New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (as amended and restated effective Jan. 1, 2002, with certain retroactive amendments).

4.03
New Century Energies, Inc. Employees Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (as amended and restated effective Jan. 1, 2002, with certain retroactive amendments).

5.01	Opinion of Counsel regarding legality of shares

23.01	Consent of Deloitte & Touche LLP

23.02	Consent of Counsel (included in Exhibit 5.01)

24.01	Power of Attorney